Exhibit 10.10

SEVENTH AMENDMENT TO

EMPLOYMENT AGREEMENT

This Seventh Amendment to Employment Agreement is made as of the 2nd day of April, 2012, by and between Standard Parking Corporation, a Delaware corporation (the “Company”), and Michael K. Wolf (the “Executive”).

RECITALS

A.                                    The Executive and Standard Parking, L.P., a Delaware limited partnership (“SPLP”), previously executed a certain Employment Agreement dated as of March 26, 1998 (the “Original Employment Agreement”).  The Original Employment Agreement was modified by that certain Amendment To Employment Agreement dated as of June 19, 2000 by and between the APCOA/Standard Parking, Inc. (“A/SP”) and Executive (the “First Amendment”), that certain Second Amendment To Employment Agreement dated as of December 6, 2000 by and between A/SP and Executive (the “Second Amendment”), that certain Third Amendment To Employment Agreement dated as of April 1, 2002 by and between A/SP and Executive (the “Third Amendment”), that certain Fourth Amendment To Employment Agreement dated December 31, 2003 by and between the Company and Executive (the “Fourth Amendment”), that certain Fifth Amendment To Employment Agreement dated December 18, 2008 (the “Fifth Amendment”) and that certain Sixth Amendment To Employment Agreement made as of January 28, 2009 (the “Sixth Amendment”).  The Original Employment Agreement, as modified by the First Amendment, Second Amendment, Third Amendment, Fourth Amendment, Fifth Amendment and Sixth Amendment, is hereafter referred to as the “Agreement”.  The Company is the successor-in-interest to all of SPLP’s and A/SP’s rights, and has assumed all of SPLP’s and A/SP’s obligations, under the Agreement.

B.                                    The Company and Executive have agreed to modify certain provisions of the Agreement as set forth below.

NOW, THEREFORE, in consideration of the Recitals, the mutual promises and undertakings herein set forth, and the sum of Ten Dollars ($10.00) in hand paid, the receipt and sufficiency of which consideration are hereby acknowledged, the parties hereby agree that the Agreement shall be deemed modified and amended, effective immediately, as follows:

1.                                       Second 4(c) of the Agreement is hereby amended to read, in its entirety, as follows:

“   (c)                                           Voluntarily by the Executive.   Executive may terminate his employment by giving written notice thereof to the Company (which shall include without limitation the Executive’s election to effectively terminate his employment at the expiration of any given Employment Period by reason of the Executive’s giving of notice pursuant to paragraph 1 above), provided, however, that if Executive terminates his employment for Good Reason, such termination shall not be considered a voluntary termination by Executive and

Executive shall be treated as if he had been terminated by the Company pursuant to paragraph 5(a) below.  “Good Reason” means any of the following:

(i)                                     a reduction in the Executive’s Annual Base Salary that is not accompanied by a similar reduction in annual base salaries of similarly situated Company executives; or

(ii)                                  a reduction in the Executive’s opportunity to earn an Annual Bonus under the Annual Bonus Program; or

(iii)                               a breach by the Company of this Agreement (including without limitation the provisions of paragraph 2 and paragraph 3(b) above) after Executive has given to the Company advance written notice of, and a reasonable opportunity to cure, any such breach; or

(iv)                              the Company’s requirement that the Executive relocate his principal place of business outside of the greater Chicago metropolitan area.”

2.                                       Section 5(d) of the Agreement is hereby amended by inserting the words “(other than for Good Reason)” after the words “during the Employment Period”.

3.                                       Sections 5(e), 5(f) and 5(g) of the Agreement, and all references to any such Sections that may appear elsewhere in the Agreement, are hereby deleted in their entirety.

4.                                       Except as expressly modified above, all of the remaining terms and provisions of the Agreement are hereby ratified and confirmed in all respects, and shall remain in full force and effect in accordance with their terms.

IN WITNESS WHEREOF, the Company and the Executive have executed this Seventh Amendment to Employment Agreement as of the day and year first above written.

COMPANY:		EXECUTIVE:

STANDARD PARKING CORPORATION,
a Delaware corporation		/s/ MICHAEL K. WOLF
Michael K. Wolf
By:	/s/ JAMES A. WILHELM
James A. Wilhelm
President and Chief Executive Officer